Exhibit 99.1

Envoy Group Corp.

8275 Eastern Ave., Suite 200, Las Vegas, NV, 89123

Tel: 1-702-595-2247 • www.blackcactusglobal.com

OTC: ENVV

NEWS RELEASE

Envoy Group Corp/Black Cactus Global Adds Dr. Ravindranath Kancheria To Board

Las Vegas, NV – December 11th, 2017, Envoy Group Corp (OTC Markets: ENVV) (the “Company) is pleased to announce that Dr. Ravindranath Kancheria has joined the Company’s Board of Directors.

Dr. Kancheria is a distinguished and internationally recognized Gastrointestinal Endosurgeon and a Fellow of both the Royal College of Surgeons of Edinburgh and Glasgow.

Dr. Kancheria is the founder and Chairman of Global Hospitals Group, India’s first multi-organ transplant center. The doctor’s specialized field has led him to work at numerous hospitals in the U.K. as well as serving at as a guest faculty in Germany, Italy, Japan, India and the U.S. Dr. Kancheria has been the recipient of several Lifetime Achievement awards in India.

In addition to his significant medical achievements, Dr. Kancheria has led an array of philanthropic initiatives, including the construction of a high school in an underserved district, Housing Facilities in under-resourced communities, and a hospital for the poor.

Dr. Kancherias’ years of research and practice will be of critical importance to Black Cactus Global as we develop Blockchain healthcare applications to improve patient care, data, trials and security.

Lawrence Cummins, CEO of the Company, stated, “We are honored to have Dr. Kancheria join our board. The doctors’ high profile and outstanding experience will help facilitate our Blockchain solutions in the Medical Industry as well as greatly assist in securing of numerous significant opportunities in India’s’ fast growing marketspace.”

About the Company

Black Cactus Global is a technology developing company with a focus on Blockchain, machine learning, cryptocurrency, and the Internet of Things. We partner with international government agencies, large corporations and specialised groups on global development and consulting projects in our key development areas of Fintech, digital media, financial services, cyber security, and healthcare.

Our mission is to pioneer the application of Blockchain and overlapping technologies to protect IP and the security of data and financial transactions.

For further information please visit our website at:

www.blackcactusglobal.com

Investor Relations:

Company Contact:  Louis Silver

Tel: 1-610-710-1303 • Email: lsilver35@verizon.net; louis@blackcactusglobal.com

Safe Harbor Statements

Certain information contained in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates”, “intends” or “believes”, or that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur”, or “be achieved”. Forward-looking statements are based on the opinions and estimates of management as of the date such statements are made, and are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the SEC. Such risks and other factors include, among others, the ability to locate and acquire suitable interests in alternative medicine manufacturing operations on terms acceptable to the Company, the availability of financing on acceptable terms, accidents, labor disputes, acts of God and other risks of the alternative medicine industry including, without limitation, delays in obtaining governmental approvals or permits, title disputes or claims limitations on insurance coverage. The Company believes that the expectations reflected in the forward-looking statements included in this news release are reasonable; however, no assurance can be given that these expectations will prove to be correct, and such forward-looking statements should not be unduly relied upon. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.